UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 7, 2009
(Date of Earliest Event Reported)

FUND.COM INC.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34027 (Commission File Number)	30-0284778 (I.R.S. Employer Identification No.)

14 Wall Street, 20th Floor
New York, New York, 10005
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 618-1633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 7, 2009, the Audit Committee of the Board of Directors (the “Audit Committee”) and management of Fund.com Inc. (the “Company”) determined, after consultation with its independent registered public accounting firm, that a restatement of its financial statements for the fiscal year ended December 31, 2008 which was filed on Form 10-K on May 7, 2009 (the “2008 Annual Report”) is necessary to properly reflect a description of an asset, the combination of two classes of common stock into one for the purposes of calculating earnings per share, and the addition of inception to date columns in both the Statement of Operations and the Statement of Cash Flows. The Company and the Audit Committee determined that it should take this action to prevent future reliance on previously issued financial statements set forth in the 2008 Annual Report. Such financial statements should no longer be relied upon.

Specifically, the Consolidated Balance Sheets for the years ended December 31, 2008 and December 31, 2007 included an item under assets, “Minority Interest”, which has been revised to “Advances on behalf of minority shareholder” to more properly reflect the item.  No changes to the financial information were made.

In addition, the Consolidated Statement of Operations for the year ended December 31, 2008 and for the period September 20, 2007 (inception) through December 31, 2007 was revised in two areas.  The first was to include a column for September 20, 2007 (inception) through December 31, 2008 which had been omitted in the original filing.  Second, the Class A and B common shares were combined into one category as the rights of the classes are identical.   With respect to the revisions made in the Consolidated Statements of Cash Flows for the years ended December 31, 2008 and December 31, 2007, the column for September 20, 2007 (inception) through December 31, 2008 was added which had been omitted in the original filing.

As indicated above, the Audit Committee and management has discussed this matter with its independent registered public accounting firm, and the Company worked with its independent registered public accounting firm to include the restated financial statements as at December 31, 2008 and for the fiscal year then ended, in Amendment No. 1 to the 2008 Annual Report which was filed on August 7, 2009 (“Amendment No. 1 to the 2008 Annual Report”).

On November 30, 2009, the Company provided Jewett, Schwartz, Wolfe & Associates with a copy of the disclosures it is making in response to Item 4.02 on this Form 8-K, and has requested that Jewett, Schwartz, Wolfe & Associates furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements as promptly as possible. Such letter is filed herewith as Exhibit 16.1 and is incorporated herein by reference.

Complete Description

The foregoing description of the new financial statements is not a complete summary. The new financial statements, which should be relied upon, are contained in Amendment No. 1 to the 2008 Annual Report to effect the aforementioned restatements. You are urged to read the complete documents in Amendment No. 1 to the 2008 Annual Report on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Jewett, Schwartz, Wolfe & Associates dated as of November 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM, INC.
 (Registrant)

By:   /s/ Gregory Webster
    Name:  Gregory Webster
    Title:    Chief Executive Officer

Date:  November 30, 2009